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                                                                       EXHIBIT 5

                              ITT INDUSTRIES, INC.
                              4 West Red Oak Lane
                             White Plains, NY 10604

                                                                 August 11, 1999
ITT Industries, Inc.
4 West Red Oak Lane
White Plains, NY 10604

Dear Sirs:

     I am familiar with the ITT Industries 1996 Restricted Stock Plan for Non-Employee Directors (the "Plan") of ITT Industries, Inc., an Indiana corporation ("ITT Industries"), under which 100,000 shares of ITT Industries common stock, par value $1 per share, will be made available initially for issuance (the "Shares"). I have acted as counsel to ITT Industries in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Act of the Shares and 100,000 Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") which are appurtenant to, and trade with, the Shares. I have examined such records, documents and proceedings as I have deemed relevant and necessary as a basis for the opinion expressed herein.

     Based upon the foregoing, I am of the opinion that the Shares, when issued pursuant to the provisions of the Plan as set forth in the Registration Statement and ITT Industries' policies relating thereto, and any conditions or restrictions relating thereto shall have been satisfied, will be legally issued, fully paid and non-assessable. When the Rights are issued in accordance with the terms of the Plan and the Rights Agreement between ITT Industries and The Bank of New York, as Rights Agent, the Rights will be duly and validly issued.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ ROBERT W. BEICKE
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                                          Robert W. Beicke
                                          Vice President, Associate General
                                          Counsel
                                          and Assistant Secretary